UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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JPMorganChase

2026 Proxy Supplement

April 2026

We recommend shareholders vote FOR management proposals and AGAINST shareholder proposals at the 2026 Annual Meeting

Section	Proposal number	Proposal title	Management recommendation	Rationale
A	1	Election of directors	FOR	The Board nominees possess the skills, experience, personal attributes and tenure to guide the Firm's strategy and to effectively oversee the Firm's risk management and internal control frameworks and management's execution of its responsibilities
B	2	Advisory resolution to approve executive compensation	FOR	For 2025 pay decisions, the Compensation & Management Development Committee ("CMDC") recognized the Firm's continued focus on serving its clients while investing in and executing on long-term strategic initiatives. The Firm experienced market share gains and expanded its lead, maintained a fortress balance sheet and achieved strong financial results
	3	Ratification of independent registered public accounting firm	FOR	The members of the Audit Committee and the Board believe that continued retention of PricewaterhouseCoopers LLP as the Firm's independent external auditor is in the best interests of JPMorganChase and its shareholders
C	4	Report on congruence of security, resiliency, and climate initiatives	AGAINST	The proposal is premised on a fundamental misunderstanding of the Firm's approach to business opportunities. It assumes the Firm cannot pursue the Security and Resiliency Initiative ("SRI") and meet its carbon intensity targets at the same time. In fact, the Firm's global, diversified franchise allows us to serve clients and communities with wide-ranging needs and manage to multiple objectives simultaneously. Many of these objectives are complementary; this includes our SRI and climate-related targets
	5	Independent board chairman	AGAINST	We continue to disagree with this prescriptive proposal, and a majority of our shareholders have rejected similar proposals for many years. There is no consensus on a single ideal leadership structure for all companies, as evidenced by the proponent's lack of empirical support. Under the combined leadership structure, overseen by an otherwise independent Board and Lead Independent Director, the Firm continues to deliver strong results and maintain its fortress balance sheet principles, while investing in and executing on long-term strategic initiatives
	6	Lobbying alignment	AGAINST	Given our existing oversight and disclosure practices regarding public policy engagement, lobbying and trade association membership, the requested report would impose administrative burdens and costs on the Firm without providing our shareholders with meaningful new information
	7	Sustainability ROI report	AGAINST	The proposal's limited focus on a Net Present Value ("NPV") and Return on Investment ("ROI") analysis excludes many of the important considerations our businesses use to drive robust financial performance and transparent reporting, which underpin our commitment to delivering long-term shareholder value

We maintain an ongoing shareholder outreach program that gathers valuable feedback to share with our Board and management

We host ongoing discussions with shareholders to solicit their perspectives on our practices

- In 2025, we engaged with approximately 338 of our shareholders and third-party stewardship firms, representing approximately 37% of the Firm's outstanding common stock,[1] and engaged with leading proxy advisory firms and other stakeholders
- We provided updates on several topics, including Board refreshment and management succession planning, executive compensation philosophy and disclosures and our approach to the regulatory environment. We also discussed the Firm's sustainability efforts, the Firm's human capital management strategy and shareholder voting practices, among other items. In addition, we addressed the Firm's strategy and financial and operating performance
- Directors participate in these meetings as appropriate

2025 INVESTOR OUTREACH HIGHLIGHTS


Institutionally held[2] stock represents
~76%
of JPM outstanding common stock
We engaged with
~48%
of JPM institutionally held outstanding common stock
Our engagements represented
~37%
of JPM outstanding common stock
Directors participated in engagements that represented
~14%
of JPM outstanding common stock

For additional information and endnotes, please see slide 12

Board nominees bring executive experiences and skills that align with the Firm's business and strategy, while maintaining a well-balanced tenure

*The Board of Directors recommends that shareholders vote **FOR** our Board nominees (Proposal 1)*

Meet Our Board Nominees



James Dimon, 70
Tenure: 22
Chairman



Stephen Burke, 67
Tenure: 22
LID, CMDC, CGNC*



Linda Bammann, 70
Tenure: 13
RC, CMDC*



Michele Buck, 64
Tenure: 1
AC, CGNC



Alicia Boler Davis, 57
Tenure: 3
PRC, RC



Alex Gorsky, 65
Tenure: 4
AC, CGNC



Mellody Hobson, 57
Tenure: 8
PRC, RC*



Phebe Novakovic, 68
Tenure: 6
AC, PRC



Virginia Rometty, 68
Tenure: 6
CGNC, CMDC*



Brad Smith, 62
Tenure: 1
PRC, RC



Mark Weinberger, 64
Tenure: 2
*AC**

Committee Legend	
LID	Lead Independent Director
CMDC	Compensation & Management Development Committee
CGNC	Corporate Governance & Nominating Committee
AC	Audit Committee
RC	Risk Committee
PRC	Public Responsibility Committee
*indicates Chair of Committee	

Mr. Burke, as our Lead Independent Director, provides effective, independent oversight and maintains clearly-defined responsibilities including, but not limited to:

- ✓ Facilitating independent oversight of management
- ✓ Promoting open dialogue among the independent directors during and in between Board meetings
- ✓ Leading executive sessions at each regular Board meeting without the presence of the CEO
- ✓ Focusing on the Board's priorities and processes

Composition of Board Nominees


91%

Independent


55%

Women

WELL-BALANCED TENURE


5
3
3
1-4 years
5-8 years
9+ years

The CMDC maintains a disciplined process to determine total compensation, factoring in four broad performance dimensions

The CMDC assesses performance against the Firm's Business Principles and strategic framework, as well as four broad financial and non-financial performance dimensions. The CMDC applies an ~50% weighting to its consideration of absolute and relative Business Results against the Firm's strategic priorities over multiple years (the "what"), and an ~50% weighting to its qualitative consideration of Client/Customer/Stakeholder, Risk, Controls & Conduct and Teamwork & Leadership (the "how"). No single performance dimension in isolation determines total compensation; however, it is possible for a single significant shortcoming to have a downward impact on variable compensation without limitation

~50% weighting on the "what"

Business Results

- **Drive high performance, the right way**
- Fortress balance sheet
- Operational resilience
- Comprehensive set of products and services
- Growing powerful brands
- Disciplined investment in the future
- Current & multi-year financial performance, including but not limited to:
  - *Managed Revenue*[1]
  - *Pre-tax income ex. Loan Loss Reserves ("LLR")*[1]
  - *Net Income*
  - *Return on Tangible Common Equity ("ROTCE")*[1]

~50% weighting on the "how"

Client/Customer/Stakeholder

- Focus on customer experience
- Serving a diverse customer base
- Customer-centric and easy to do business with
- Open and transparent dialogue
- Investing in and supporting our communities
- Integrating environmental sustainability into business decisions

Risk, Controls & Conduct

- Sound governance and controls
- Culture & conduct
- Focus on safety & security, including cyber
- Active management of control environment
- Embedding sustainable business practices

Teamwork & Leadership

- Creating an open, respectful, inclusive culture
- Active attraction, retention, promotion and upskilling of talent
- Employer of choice for top talent from all backgrounds
- Partnerships with internal stakeholders

BALANCED AND HOLISTIC APPROACH FOR ASSESSING PERFORMANCE

The CMDC does not target specific positioning, nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive's performance over a multi-year period, and the CMDC's assessment of the value the individual delivers to the Firm. This balanced and holistic assessment of results against long-term strategic priorities and other qualitative considerations is illustrated in the chart above, and includes considerations of responsible leadership, thoughtful governance and sustainability, where applicable

For additional information and endnotes, please see slides 12 and 13

For 2025 pay, the CMDC considered the Firm's continued focus on serving clients and customers while investing in and executing on long-term strategic initiatives

The Board of Directors recommends that shareholders vote ***FOR*** *executive compensation (Proposal 2)*

The Board approved the annual compensation for 2025 for James Dimon, CEO, in the amount of $43M (~10% increase YoY)

- Mr. Dimon's 2025 annual compensation reflects his continued exemplary leadership of the Firm
- The CMDC considered, in part, the Firm's exceptional performance, scope and pay-for-performance alignment
  - Among other metrics, the CMDC considered that the Firm delivered managed revenue[1] of $185.6B, which was a record for the eighth-consecutive year, as well as net income of $57.0B and ROTCE[1] of 20% in addition to long-term performance

EXCEPTIONAL PERFORMANCE

The Firm has sustained strong relative outperformance compared to its peers. In the past 10 years, achieving reported ROTCE[1] of ≥18% has been rare amongst our PSU peers. The Firm achieved it 6 times and our 10 PSU peers combined have only achieved it 8 times[2]

YEARS OF EXCEPTIONAL (≥18%) ROTCE PERFORMANCE

	2016	'17	'18	'19	'20	'21	'22	'23	'24	'25
JPMorganChase	○	○	○	●	○	●	●	●	●	●
Bank of America	○	○	○	○	○	○	○	○	○	○
Barclays	○	○	○	○	○	○	○	○	○	○
Capital One	○	○	●	○	○	●	●	○	○	○
Citigroup	○	○	○	○	○	○	○	○	○	○
Deutsche Bank	○	○	○	○	○	○	○	○	○	○
Goldman Sachs	○	○	○	○	○	●	○	○	○	○
HSBC	○	○	○	○	○	○	○	○	○	○
Morgan Stanley	○	○	○	○	○	●	○	○	●	●
UBS	○	○	○	○	○	○	○	●	○	○
Wells Fargo	○	○	○	○	○	○	○	○	○	○

SUBSTANTIAL SIZE & SCALE

The Firm's revenue and market capitalization continue to exceed those of its primary peers, demonstrating our significantly larger size and scale

3-YEAR AVERAGE REVENUE & MARKET CAP VS. PEERS (2023-2025)[2]


JPMorgan Chase
$173
~2.3x peer avg.
$676
~3.1x peer avg.
Bank of America
$107
$334
Wells Fargo
$83
$234
Morgan Stanley
$62
$212
American Express
$66
$200
Goldman Sachs
$53
$198
Citigroup
$81
$146
3-Year Average Revenue ($B)
3-Year Average Year-End Market Cap ($B)

PAY-FOR-PERFORMANCE ALIGNMENT

The Firm's relative annual CEO pay-for-performance alignment has been consistently stronger than its primary peers, reflected by the Firm's more efficient annual CEO pay-allocation ratio

3-YEAR AVERAGE ANNUAL CEO PAY AS % OF PROFITS (2023-2025)[2,3]


JPMorganChase
0.07%
Bank of America
0.13%
Wells Fargo
0.17%
Citigroup
0.28%
Goldman Sachs
0.29%
Morgan Stanley
0.29%
American Express
0.41%

For additional information and endnotes, please see slides 12 and 13

Proposal 5 undermines the Board's ability to use its experience, judgment and boardroom insight to make the best-informed decision about leadership structure

*The Board of Directors recommends that shareholders vote **AGAINST** the Independent Chair shareholder proposal (Proposal 5)*

The proposal presents no evidence that a policy to maintain a separate CEO and Chair leadership structure serves the best interests of the Firm and its shareholders

Strong results reflect exceptional leadership

- The Firm continues to deliver strong results and maintain its fortress balance sheet principles, while investing in and executing on long-term strategic initiatives. In 2025, the Firm achieved a ROTCE[1] of 20% that has consistently outperformed our major competitors, demonstrating effective oversight and leadership achieved through a combined structure

Combined roles is a clear "market practice"

- A market practice study shows the majority of the 100-largest U.S. public companies listed on the New York Stock Exchange and Nasdaq have a combined CEO and Chair role, and at 39% of companies where the chair and CEO positions are separated, the chair is not independent
- In the financial services sector specifically, we have seen additional consolidation of CEO and Chair roles in the past year, further evidencing the effectiveness of this leadership structure, depending on a company's circumstances

The Board is best fit to determine structure

- The Board has been clear that it believes a mandatory or "enduring" policy that requires a separate independent Chair undermines its discretion to respond to shareholder feedback and use its experience, judgment, and boardroom insight to make the best-informed decision about leadership at the time and has consistently recommended against adoption of such a policy

The ask to separate the roles has been answered

- The Board responded to support garnered by a proposal in 2021 to enhance our Corporate Governance Principles such that the general policy of the Board shall be that upon the next CEO transition, the Chair and Chief Executive Officer positions shall be separate and that each position shall be held by a different individual, subject to the Board's determination of the leadership structure that best serves the Firm and its shareholders at that time

The LID is a strong independent leader

- The Lead Independent Director role is empowered to serve as a strong independent leader and provides effective independent oversight
- The Lead Independent Director facilitates the Board's independent oversight of management, including by promoting open dialogue among independent directors during Board meetings, at executive sessions without the CEO, and in between Board meetings

THE PROPOSAL'S REQUEST MAY VIOLATE DELAWARE LAW

The proposal's request for an "enduring" policy would require the Board to abdicate its fiduciary duty to shareholders and imposes restrictions on current and future Board action in a manner that may violate Delaware law. At least four companies have made similar arguments in exclusion letters submitted to the Securities and Exchange Commission, with supporting opinions from Delaware counsel. They argue that the proposed Board policy, if implemented, would violate Delaware law because a key aspect of the proposal is that it could never be changed by the Board or the stockholders in the future even if they believed such a change to be in the best interests of the company and its stockholders

For additional information and endnotes, please see slides 12 and 13

The Firm maintains internal processes to evaluate the alignment of our memberships and affiliations with our long-term strategy

*The Board of Directors recommends that shareholders vote **AGAINST** the Lobbying Alignment proposal (Proposal 6)*

The Firm maintains strong governance to evaluate alignment

- ✓ The Firm's political engagement and public policy activities are directed by our global Government Relations and Public Policy ("GRPP") team
- ✓ The GRPP team reports to the Head of Corporate Responsibility, who regularly reports to the Public Responsibility Committee of the Board regarding the Firm's political engagement
- ✓ At least annually, the PRC reviews the Firm's significant policies and practices regarding major lobbying priorities and principal trade association memberships that relate to the Firm's public policy objectives, which may, from time to time, result in us exiting a group when continued membership is not in the best interest of the Firm

This process allows the Firm's political engagement efforts to remain focused on public policy issues most relevant to the long-term interests of the Firm and our clients and shareholders


Public Responsibility Committee
(Principal standing Board committee)
Head of Corporate Responsibility
(Operating Committee member)
Global Government Relations and Public Policy

The Political Engagement and Public Policy ("PEPP") Statement page of our website provides extensive information about our lobbying, governance and disclosure practices

- The PEPP Statement hosts five years of Political Engagement Reports that disclose key subjects on which we have lobbied and our aggregate annual federal lobbying expense
- The Political Engagement Reports also provide links and instructions for accessing our prior-year federal quarterly lobbying reports, which include our corporate lobbying expenditures and related issues, for the public and our shareholders to access
- The Political Engagement Reports also disclose our principal trade associations and the aggregate total of dues attributable to lobbying

The Firm believes that active engagement in policy discussions of importance to the Firm advances and protects the long-term interests of the Firm and our shareholders

- The Firm focuses its lobbying efforts toward issues that may significantly affect our operations, revenue and expense outlook
- Our membership in any trade association or organization does not mean we endorse each position one may take, including positions tied to climate- or governance-related matters
- The Firm makes independent decisions and, when appropriate, provides feedback on the efforts by these associations
- Through ongoing dialogue with stakeholders, including shareholders, trade associations and advocacy organizations, we are able to advocate for the Firm's policy positions

Given our existing oversight and disclosure practices, the requested report would impose administrative burdens and costs on the Firm without providing our shareholders with meaningful new information

The Firm makes business decisions based on commercial drivers, our business principles and a clear focus on long-term shareholder value

*The Board of Directors recommends that shareholders vote **AGAINST** the Report on Congruence of Security, Resiliency and Climate Initiatives proposal (Proposal 4) & Sustainability ROI Report proposal (Proposal 7)*

The proposals oversimplify the Firm's approach to business opportunities. Additionally, the Firm's industry-leading returns evidences disciplined management, which continues to focus on generating long-term shareholder value

PROPOSAL 4 - REPORT ON CONGRUENCE OF SECURITY, RESILIENCY AND CLIMATE INITIATIVES

The proposal is premised on a fundamental misunderstanding of the Firm's approach to business opportunities

- ✓ We have consistently noted that our targets indicate our intent to capture sustainability-related opportunities, not to restrict our financing
- ✓ The Firm's global, diversified franchise allows us to serve clients and communities with wide-ranging needs and manage to multiple objectives simultaneously
- ✓ Many of these objectives are complementary; this includes our SRI and climate-related targets. Many efforts that advance the SRI's Energy Independence and Resilience pillar may also aid our clients in their decarbonization efforts, which in turn will progress our carbon intensity targets
    - ✓ For example, advancements in technologies such as nuclear power, energy storage and grid resilience will assist many of our clients in their decarbonization efforts

The proposal's request for an analysis that is premised on an oversimplified and inaccurate understanding of the Firm's business initiatives would result in a report that would not provide shareholders with meaningful or relevant information

PROPOSAL 7 - SUSTAINABILITY ROI REPORT

The proposal's limited focus on an NPV and ROI analysis excludes many of the important considerations our businesses use to drive robust financial performance and transparent reporting

- ✓ We provide a wide range of financing products, investment solutions and strategic advice – each with different risk and reward profiles – to help our clients achieve their goals
- ✓ Each of the Firm's Lines of Business sets its own strategy based on a variety of commercial considerations, including potential revenue opportunities, expected expense, potential strategic advantages, individual client and customer preferences and risk profiles
- ✓ Sustainability-related products and services, including transactions counted toward Sustainable Development Target, are subject to the same credit review, risk assessment, and return expectations as any other business activity the Firm undertakes

The proposal's request to evaluate sustainability efforts across the Firm's franchise based on NPV and ROI metrics would not produce relevant information for shareholders

Appendix

Annual Meeting overview

The Annual Meeting will be held in a virtual meeting format only; there will be no physical location for shareholders to attend

Logistics

- Date: Tuesday, May 19, 2026
- Time: 10:00 a.m. Eastern Time
- Virtual meeting site: www.virtualshareholdermeeting.com/JPM2026

Access

- To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/JPM2026 and enter the 16-digit control number included on your proxy card, voting instruction form or notice you previously received

Questions

- Shareholders may submit questions either before the meeting, from April 22 to May 13, 2026, or during a portion of the meeting
- If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question
- Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/JPM2026 using the 16-digit control number and follow the instructions to submit a question
- Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations

Notes - Additional information and footnotes on slides

Slide 3: "We maintain an ongoing shareholder outreach program that gathers valuable feedback to share with our Board and management"

1. Average common stock outstanding in 2025 based on most recent data available (surveilled or reported) as of January 21, 2026 sourced from Nasdaq IRI and company data
2. Represents institutional investors, holders with filing requirements, confirmed institutional positions and third-party engagement services sourced from Nasdaq IRI and company data

Slide 5: "The CMDC maintains a disciplined process to determine total compensation, factoring in four broad performance dimensions"

1. Managed Revenue, Pre-tax income ex. LLR and ROTCE are each non-GAAP financial measures; refer to Note 1 and 2 on page 13 for a further discussion of these measures

Slide 6: "For 2025 pay, the CMDC considered the Firm's continued focus on serving clients and customers while investing in and executing on long-term strategic initiatives"

1. Managed Revenue and ROTCE are each non-GAAP financial measures; refer to Note 1 and 2 on page 13 for a further discussion of these measures
2. Peer ROTCE, Revenue, Net Income, and CEO Compensation based on public disclosures (Form 10-K, Form 8-K, Annual Proxy Filings); Market Capitalization from S&P CapIQ database
3. Annual compensation comprises base salary, cash bonus paid and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in the Summary compensation table. The percentage of profits paid is equal to 3-year average annual CEO compensation divided by 3-year average net income. Excludes special awards

Slide 7: "Proposal 5 undermines the Board's ability to use its experience, judgment and boardroom insight to make the best-informed decision about leadership structure"

1. ROTCE is a non-GAAP financial measure; refer to Note 1 on page 13 for a further discussion of these measures

Notes

NOTES ON NON-GAAP FINANCIAL MEASURES

1. TCE, ROTCE and Pre-tax income ex. LLR are each non-GAAP financial measures. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm's net income applicable to common equity as a percentage of average TCE. Pre-tax income ex. LLR represents income on a managed basis before income tax expense (pre-tax income) excluding the change in loan loss reserves. This reflects the exclusion of the portion of the provision for credit losses attributable to the change in allowance for credit losses. TCE and ROTCE are utilized by the Firm, as well as investors and analysts, in assessing the Firm's use of equity. Pre-tax income ex. LLR is utilized by the Firm to assess the Firm's operating performance and management believes this information helps investors understand the effect on reported results and provides an alternate presentation of the Firm's performance. The following tables provide reconciliations and calculations of these measures for the periods presented

2. In addition to analyzing the Firm's results on a reported basis, management reviews Firmwide results on a "managed" basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a "managed" basis. The Firm's definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business

NON-GAAP RECONCILIATIONS

Average TCE, ROE, ROTCE

	Average for the year ended December 31									
(in millions, except per share and ratio data)	2016	2017	2018	2019	2020	2021	2022	2023	2024	**2025**
Common stockholders' equity	$ 224,631	$ 230,350	$ 229,222	$ 232,907	$ 236,865	$ 250,968	$ 253,068	$ 282,056	$ 312,370	**$ 332,754**
Less: Goodwill	47,310	47,317	47,491	47,620	47,820	49,584	50,952	52,258	52,627	**52,677**
Less: Other intangible assets	922	832	807	789	781	876	1,112	2,572	3,042	**2,706**
Add: Certain deferred tax liabilities[(a)]	3,212	3,116	2,231	2,328	2,399	2,474	2,505	2,883	2,970	**2,921**
Tangible common equity	$179,611	$185,317	$183,155	$186,826	$190,663	$ 202,982	$ 203,509	$ 230,109	$ 259,671	**$ 280,292**
Net income applicable to common equity	$ 23,086	$ 22,778	$ 30,923	$ 34,844	$ 27,548	$ 46,734	$ 36,081	$ 48,051	$ 57,212	**$ 55,949**
Return on common equity[(b)]	10 %	10 %	13 %	15 %	12 %	19 %	14 %	17 %	18 %	**17 %**
Return on tangible common equity[(c)]	13	12	17	19	14	23	18	21	22	**20**

(a) Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE
(b) Represents net income applicable to common equity / average common stockholders' equity
(c) Represents net income applicable to common equity / average TCE

Managed basis Total net revenue

(in millions)	For the year ended December 31, 2025
Reported Total net revenue	$ 182,447
Fully taxable-equivalent adjustment[(a)]	3,134
Managed basis Total net revenue	$ 185,581

(a) Predominantly recognized in CIB and Corporate

Forward-looking statements

This Proxy Supplemental Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as "anticipate," "target," "expect," "estimate," "intend," "plan," "goal," "believe" or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.'s ("JPMorganChase" or the "Firm") current expectations or forecasts of future events, circumstances, results or aspirations. All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond the Firm's control. JPMorgan Chase's actual future results may differ materially from those set forth in its forward-looking statements. Factors that could cause JPMorganChase's actual results to differ materially from those described in the forward-looking statements can be found in JPMorganChase's Annual Report on Form 10-K for the year ended December 31, 2025 ("2025 Form 10-K"). Any forward-looking statements made by or on behalf of the Firm speak only as of the date they are made, and JPMorganChase does not undertake to update the forward-looking statements included in this Proxy Supplemental Presentation to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

This document is only a summary of certain information in JPMorgan Chase & Co.'s 2026 Proxy Statement and shareholders should read the Proxy Statement in its entirety before voting their shares.

No reports, documents or websites that are cited or referred to in this Proxy Supplemental Presentation shall be deemed to form part of, or to be incorporated by reference into, this Proxy Supplemental Presentation.